SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date earliest event reported)         December 30, 2003

MTR GAMING GROUP, INC.

(exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation)

0-20508	84-1103135
(Commission File Number)	(IRS Employer Identification Number)

STATE ROUTE 2 SOUTH, CHESTER, WEST VIRGINIA
(Address of principal executive offices)

26034
(Zip Code)

Registrant’s Telephone Number, Including Area Code: (304) 387-8300

N/A
(Former name or former address, if changed since last report)

Item 5.                                                             Other Events

On December 30, 2003, the Registrant’s wholly owned subsidiary, Mountaineer Park, Inc. (“MPI”), and the union representing the pari-mutuel clerks employed at MPI’s Mountaineer Racetrack & Gaming Resort extended their contract until midnight, January 10, 2004.  MPI is currently negotiating a new, five-year agreement with its pari-mutuel clerks.

The agreements between MPI and the Horsemen’s Benevolent and Protective Association (“HBPA”) governing live racing and simulcasting expired on January 1, 2004.  MPI is currently negotiating a new, five-year agreement with the HBPA.  The next scheduled racing date at the Mountaineer Racetrack & Gaming Resort is January 19, 2004.  Absent an agreement with the HBPA, MPI will not conduct racing or pari-mutuel wagering.

The expiration of the agreement with the HBPA will not affect MPI’s right to conduct slot machine operations unless the requisite agreements have not been reached by July 1, 2004, the renewal date for MPI’s video lottery license.

The Registrant hereby incorporates by reference its press release dated January 2, 2004, attached hereto as Exhibit 99.1.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

Except for historical information, this report contains forward-looking statements concerning, among other things, future plans and operating results, and specifically our plans to complete agreements with our pari-mutuel clerks and horsemen.  Such statements are based on our current plans and expectations.  Such statements are subject to a number of risks and uncertainties that could cause the statements made to be incorrect and/or for actual results to differ materially.  Those risks and uncertainties include, but are not limited to, our inability to conclude the subject agreements, the refusal of parties whom we do not control to bargain in good faith, and other factors described in our periodic reports filed with the Securities and Exchange Commission.  We do not intend to update publicly any forward-looking statements, except as may be required by law.

Item 7.                                                             Financial Statements, Pro Forma Financial Information and Exhibits.

(a)                                  Not applicable.

(b)                                 Not applicable.

(c)                                  Exhibits:

Exhibit No.	Description

99.1	Press Release dated January 2, 2004

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MTR GAMING GROUP, INC.

	By:	\s\ Edson R. Arneault
Edson R. Arneault, President

Date: January 2, 2004